Exhibit 99.1

Dutch Bros Inc. Reports Preliminary Fourth Quarter and Fiscal Year 2022 New Shop Openings and Same Shop Sales Results
Opened 133 Systemwide Locations in 20221 Doubling Shop Count Since March 2019 with Plans to Add 150 More Shops in 2023
Releases Revenue Guidance of $950 Million to $1 Billion in 2023
Issues Long-Term Growth Targets
Participating in the 25th Annual ICR Conference on January 9–10; Hosting Fireside Chat on January 10 and in the 12th Annual Jefferies Winter Restaurant, Foodservice, Gaming, Lodging & Leisure Summit on January 23–24; Hosting Fireside Chat on January 23
GRANTS PASS, OREGON - January 9, 2023 - Dutch Bros Inc. (NYSE: BROS; the “Company”) one of the fastest-growing brands in the food service and restaurant industry in the United States by location count, today reported preliminary highlights for the quarterly and annual periods ended December 31, 20221. The Company also released revenue guidance for 2023, issued long-term growth targets and announced its participation at the 25th Annual ICR Conference and 12th Annual Jefferies Winter Restaurant, Foodservice, Gaming, Lodging & Leisure Summit.
Joth Ricci, Chief Executive Officer and President of Dutch Bros Inc., stated, “In 2022, we delivered another strong year of growth with 133 new shop openings systemwide.1 That growth is a testament to our team’s ongoing ability to execute on our proven growth strategy. For a third year in a row, we’ve exceeded our new shop development targets, doubling our shop count since March 2019, despite unprecedented disruption to communities and the economy. As we continue on our 30+ year growth journey, we’re entering 2023 from a position of strength, supported by a robust new unit pipeline, building market share in existing markets and growing our people systems.”
He continued, “In 2023, we’re targeting 150 new shops, which positions us to achieve our five-year goal of 800 systemwide shops by year-end. Additionally, we’re within striking distance of $1 billion in revenue in 2023 and 1,000 systemwide shops by the first half of 2025, creating jobs and opportunities for our employees and the communities in which we serve.”
Preliminary Fourth Quarter 2022 Highlights1:
•Opened 30 new shops, of which 26 were company-operated.
•System same shop sales2 declined (0.6)%, inclusive of the impact of our fortressing strategy, which results in sales being transferred from existing shops to new ones, as compared to the same period of 2021 and grew 15.2% on a 3-year stacked basis3. Company-operated same shop sales2 declined (2.1)%, inclusive of the impact of our fortressing strategy, as compared to the same period of 2021 and grew 16.2% on a three-year stacked basis3.
Preliminary Full Year 2022 Highlights1:
•Opened 133 new shops, of which 120 were company-operated.
•System same shop sales2 grew 1.0%, inclusive of the impact of our fortressing strategy, which results in sales being transferred from existing shops to new ones, as compared to the same period of 2021 and grew 11.4% on a three-year stacked basis3. Company-operated same shop sales2 grew 0.6%, inclusive of the impact of our fortressing strategy, as compared to the same period of 2021 and grew 10.4% on a three-year stacked basis3.
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As of December 31, 2022, the Dutch Bros system consisted of 671 shops (396 company-operated and 275 franchised-operated) across 14 states1.
Preliminary Fiscal Year 2023 Outlook
For full year 2023, Dutch Bros is providing the following preliminary outlook:
•Total system shop openings are expected to be at least 150, of which at least 130 shops will be company-operated.
•Total revenues are projected to be in the range of $950 million to $1 billion.
•Same shop sales2 growth is estimated in the low single digits.
Long-Term Growth Targets
Looking beyond 2023, Dutch Bros is providing the following long-term growth targets over the next five to ten years.

Annual System Shop Growth	Mid-Teens Annual Growth

System Same Shop Sales	Low Single Digits

Revenue Growth	~20%

Adj. EBITDA	Higher Than Revenue Growth

_________________
1    Historical amounts presented within this press release are preliminary, unaudited, and subject to ongoing accounting controls and procedures.
2    Same shop sales growth reflects the change in year-over-year sales for the comparable shop base, which we define as shops open for 15 complete months or longer. Management uses this metric as an indicator of shop growth and future expansion strategy. The number of shops included in the systemwide and company-operated comparable bases are presented in the following table as of the respective dates.

	Three Months Ended December 31,	Year Ended December 31,
(unaudited)	2022	2022
Systemwide shop base	470	414
Company-operated shop base	216	173
3    3-Year Stack is calculated as current quarter same shop sales growth plus the sum of the same shop sales growth from the same period of the prior two years. Same shop sales data is based on different shop bases for each time period.
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25th Annual ICR Conference Participation
Joth Ricci, Chief Executive Officer and President, will hold meetings with institutional investors at the 25th Annual ICR Conference on January 9 - January 10, 2023, as well as host a fireside chat.
Event: ICR Conference Fireside Chat Webcast
Date: Tuesday, January 10, 2023
Time: 9:30 a.m. ET
Webcast: https://investors.dutchbros.com under “Events & Presentations”.
The webcast will be archived shortly after the fireside chat has concluded.
12th Annual Jefferies Winter Restaurant, Foodservice, Gaming, Lodging & Leisure Summit Participation
Joth Ricci, Chief Executive Officer and President, will hold meetings with institutional investors at the Jefferies Winter Restaurant, Foodservice, Gaming, Lodging & Leisure Summit on January 23 - January 24, 2023.
Event: Jefferies Summit Fireside Chat Webcast
Date: Available beginning on Monday, January 23, 2023 (pre-recorded)
Time: 9:30 a.m. ET
Webcast: https://investors.dutchbros.com under “Events & Presentations”.
About Dutch Bros Inc.
Dutch Bros Inc. (NYSE: BROS) is a high growth operator and franchisor of drive-thru shops that focus on serving high QUALITY, hand-crafted beverages with unparalleled SPEED and superior SERVICE. Founded in 1992 by brothers Dane and Travis Boersma, Dutch Bros began with a double-head espresso machine and a pushcart in Grants Pass, Oregon. While espresso-based beverages are still at the core of what we do, Dutch Bros now offers a wide variety of unique, customizable cold and hot beverages that delight a broad array of customers. We believe Dutch Bros is more than just the products we serve—we are dedicated to making a massive difference in the lives of our employees, customers and communities. This combination of hand-crafted and high-quality beverages, our unique drive-thru experience and our community-driven, people-first culture has allowed us to successfully open new shops and continue to share the “Dutch Luv” at 671 locations across 14 states as of December 31, 2022.
To learn more about Dutch Bros, visit www.dutchbros.com, follow Dutch Bros Coffee on Instagram, Facebook, Twitter, and TikTok, and download the Dutch Bros app to earn points and score rewards!

Dutch Bros, our Windmill logo (), Dutch Bros. Blue Rebel and our other registered and common law trade names, trademarks and service marks are the property of Dutch Bros Inc. All other trademarks, trade names and service marks appearing in this Preliminary Earnings Release are the property of their respective owners. Solely for convenience, the trademarks and trade names in this Preliminary Earnings Release may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.
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Forward-Looking Statements
In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information concerning Dutch Bros’ possible or assumed future results of operations, including guidance for 2023, new shop openings, business strategies, potential growth opportunities, and the effects of current market conditions. These statements are based on Dutch Bros’ current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “should,” “future,” “guidance,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside Dutch Bros’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including those related to general economic conditions, commodity inflation, increased labor costs, disruptions in our supply chain, ability to hire and retain employees, the evolving COVID-19 pandemic, and other risks, including those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 11, 2022, our Quarterly Report on Form 10-Q for the period ended September 30, 2022 filed with the SEC on November 10, 2022, and in our future reports to be filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and Dutch Bros undertakes no duty to update such information except as required under applicable law.

For Investor Relations inquiries:
Raphael Gross
ICR
(203) 682-8253
investors@dutchbros.com

For Media Relations inquiries:
Jessica Liddell
ICR
(203) 682-8208
jessica.liddell@icrinc.com
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